Exhibit 10.1



                            May 8, 2007



Mr. Edward H. Okun
Investment Properties of America, LLC
FMFG OWNERSHIP, INC.
FMFG OWNERSHIP II, INC.
FMFG ACQUISITIONCO, INC.
10800 Midlothian Turnpike, Suite 309
Richmond, Virginia 23235

Dear Mr. Okun:

         The following will set forth the terms upon which First Montauk Financial Corp., a New Jersey corporation ("Montauk"), Victor Kurylak, Ward R. Jones, Jr., Barry Shapiro, David I. Portman, and Mindy Horowitz (collectively, the "Montauk Parties") and Edward H. Okun, Investment Properties of America, LLC, IPofA Water View, LLC ("Water View"), FMFG AcquisitionCo, Inc., a New Jersey corporation ("AcquisitionCo"), FMFG Ownership, Inc. ("Ownership I"), a Delaware corporation, and FMFG Ownership II, Inc., a Delaware corporation ("Ownership II" and together with Ownership I, collectively, the "Okun Parties"), agree to settle all the disputes among the parties. This letter shall not constitute a final and binding obligation on the part of any party unless and until court approval is obtained as provided in Paragraph 14 hereof.

     1. Upon the Effective Date, as defined in Paragraph 14 below, Ownership I will cause to be issued to the shareholders of Montauk other than the Okun Parties (the "Minority Shareholders" or the "Holders"), the right (the "Put"), but not the obligation, to sell their shares of Montauk Common Stock to a designated Okun Party for $1.00 per share in cash (the "Exercise Price") on the following terms and conditions:

          a. The Put shall be exercisable by the Holders during the period commencing on the 18th month anniversary date of the Effective Date (the "Commencement Date") and terminating sixty (60) days thereafter (the "Expiration Date"). Any Put not exercised prior to 5:00 p.m. (New York time) on the Expiration Date shall be deemed void without any further force or effect.

          b. In the event the average closing price of Montauk's Common Stock is less than the Exercise Price for the twenty (20) consecutive trading days ending within five (5) trading days of the Commencement Date, the Okun Parties shall cause to be deposited with Montauk's transfer agent (the "Transfer Agent") within forty-five (45) days from the Commencement Date, such amount of cash as shall be necessary to pay the aggregate Exercise Price to the Holders. The cash shall be deposited into an escrow account (the "Escrow Account") and subject to the terms of an escrow agreement among the Okun Parties, Montauk and the Transfer Agent, which shall include provisions ensuring the availability of the escrowed funds for distribution to the Holders upon their exercise of the Put. All interest earned on the funds deposited in the Escrow Account shall be paid to the Okun Parties upon the fulfillment of all of the Put obligations.

Mr. Edward H. Okun
May 8, 2007
Page 2


          c. In the event the Okun Parties are not required to so deposit the Exercise Price under the terms of subparagraph 1b, and Holders nevertheless exercise Puts, the Okun Parties shall cause to be deposited with the Transfer Agent sufficient cash to pay the Exercise Price for each Put exercised within thirty (30) days of receipt of notice of such exercise.

          d. Within sixty (60) days of receipt of notice of exercise of a Put properly verified by the Transfer Agent, and the accompanying stock certificate of the Holder duly endorsed for transfer to FMFG, the Transfer Agent shall pay the Exercise Price in good funds to the exercising Holder.

          e.   Other Conditions.

               i. The Put shall be redeemable by Montauk, in its discretion, in the event of a default by the Okun
                    Parties for $.001 per Put. Such redemption shall not relieve the Okun Parties of any liability for the default.

               ii. The Put shall be nontransferable and shall attach to the shares held by the Holders on the record date (the "Record Date") established for the distribution of the Put. In the event a Holder publicly sells his shares of Common Stock to which the Put is attached at any time after the Record Date except upon exercise of the Put, the Put shall be deemed cancelled. Each Holder shall be required to represent upon exercise of the Put, that the shares delivered upon exercise of the Put have been continually held by the Holder from the Record Date.

               iii. In  the  event  the  average  closing  stock  price  of
                    Montauk's Common Stock is at least $1.25 per share with a minimum daily volume of 75,000 shares for a period of forty-five (45) trading days, whether or not consecutive in any sixty (60) day trading day period at any time after the Effective Date but prior to the Commencement Date, the Put shall be deemed cancelled.

          f.   Exemption from registration.

               i. The parties contemplate that the issuance of the Put will be exempt from registration pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws and regulations. The parties agree to cooperate in the fulfillment of the conditions to the exemption including court approval and notice to shareholders.

               ii. In the event an exemption under Section 3(a) (10) is not available, the parties agree to amend this paragraph 1 to allow for Securities Act compliance, subject to their mutual agreement. The parties further agree that the issuer of the Put shall not be required to comply with the reporting obligations of the Exchange Act of 1934, as amended (the "Exchange Act"), and in the event Exchange Act compliance is required, the parties agree to deem the issuance of the Put not exempt for the purposes of this subparagraph f(i).

Mr. Edward H. Okun
May 8, 2007
Page 3


          g.   Security

          h. The Okun Parties shall secure their timely obligation to pay the Exercise Price with all of the shares of Montauk securities held by Ownership I and Ownership II on the date hereof (the "Okun Securities"), and the Convertible Debenture or Convertible Preferred Stock, as defined below (collectively, the "Security"). Montauk shall have a first priority lien on the Security until the complete fulfillment of the Put obligations by the Okun Parties.

               i. Notwithstanding the foregoing, Ownership I and Ownership II shall be entitled to replace the Security at any time with cash or, an irrevocable letter of credit reasonably satisfactory to Montauk's Board of Directors equal to $1.00 times the number of Puts outstanding (the "Security Minimum"). Ownership I and II shall also be entitled to sell the Security for cash and deposit the cash in escrow as Security; provided however, in the event the cash plus the market value of the shares of Common Stock held as Security exceeds the Security Minimum, Ownership I and II shall be entitled to withdraw the amount of cash that exceeds the Security Minimum. In the event Ownership I and II withdraws cash from the Security and the value of the Security falls below the Security Minimum, Ownership I and II shall contribute such amount of cash to the Security as shall cause the value of the Security to equal the Security Minimum up to the amount of cash withdrawn The value of the Security for the purposes of determining the right to withdraw cash, or the obligation to contribute cash, shall be determined monthly. Payments or withdrawals shall be made within five business days.

               ii. In the event the Okun Parties fail to pay the Exercise Price upon exercise by the Holders as required by the Put, the Okun Securities (including the Convertible Preferred Stock if issued) shall be deemed surrendered for cancellation and the Convertible Debenture shall be deemed fully paid.

     2. On the Effective Date, the parties shall direct the escrow agent, Signature Bank New York, to pay to Ownership I all of the funds on deposit by the Okun Parties under the Escrow Agreement executed and delivered pursuant to the May 5, 2006 Merger Agreement by and among Montauk, Ownership I and AcquisitionCo. Within ninety (90) days of the Effective Date, the Okun Parties shall invest $2.0 million in Montauk, to be used to fund Montauk's broker-dealer operations in such manner as determined by the First Montauk board of directors. Montauk shall issue to the Okun Parties, at their sole option, either a convertible debenture (the "Convertible Debenture") in such principal amount or a new series of convertible preferred stock (the "Convertible Preferred Stock") with an aggregate par value equal to $2.0 million.

          a. The Convertible Debenture or Convertible Preferred Stock shall be convertible into shares of Common Stock at a conversion price equal to $.75 per share, commencing on the fulfillment, or cancellation, of all Put obligations by the Okun Parties, according to the terms of the Put

Mr. Edward H. Okun
May 8, 2007
Page 4


          b. The Convertible Debenture or Convertible Preferred Stock shall accrue interest or cumulative dividends, as the case may be, commencing on the date of issuance at a rate equal to 12% per annum, payable, at the option of the Company, in cash or shares of the Company's Common Stock evaluated at the closing price of the Common Stock on the last trading day immediately preceding the date of payment.

          c. In the event the Okun Parties fail to purchase the Debenture or Perferred Stock as required by this paragraph 2, the Okun Securities shall be deemed surrendered for cancellation and the Convertible Debenture shall be deemed fully paid.

     3.   Upon  the  date  hereof,   Louis  J.  Rogers  shall  be
          appointed Chief Executive Officer and a director of First Montauk Financial Corp.

          a. Mr. Rogers shall enter into an employment agreement on mutually agreeable terms to serve as Chief Executive Officer of Montauk, which agreement shall include negative and restrictive covenants for the period commencing on the date of employment and terminating one year after termination of employment for any reason.

          b. Mr. Rogers shall complete a directors' and officers' questionnaire as reasonably requested by Montauk.

          c. Mr. Rogers shall report to the board of directors of Montauk.

     4. Upon the date hereof, Victor K. Kurylak shall enter into a modification of his existing employment agreement expiring December 31, 2007 with Montauk. Such employment agreement shall be on the same terms and conditions of Mr. Kurylak's existing employment agreement except Mr. Kurylak's title and position shall be President of First Montauk Financial Corp. and President and Chief Executive Officer of First Montauk Securities Corp, reporting jointly to Mr. Rogers and the Board of Directors. The agreement shall include a one year severance provision for termination of employment, before or after the expiration of the term of his employment agreement for any reason, under which Mr. Kurylak shall receive base compensation and benefits for one year after the termination of employment. The Okun Parties agree to nominate Mr. Kurylak and vote the Okun Securities for Mr. Kurylak's election to the board of directors during the term of his employment.

Mr. Edward H. Okun
May 8, 2007
Page 5


          a. The Okun Parties will cooperate with Mr. Kurylak in expunging from the Central Registration Depository ("CRD") any reference to any complaint by the Okun Parties against Mr. Kurylak that Mr. Kurylak and/or the Company is the subject of an alleged investment-related sales practice violation, forgery, theft, misappropriation, or conversion of funds. This cooperation will include, without limitation, (i) filing or participating in an arbitration before the National Association of the Securities Dealers (the "NASD") and/or a court proceeding directing the NASD to expunge from Mr. Kurylak's CRD the complaint of FMFG, and (ii) executing a Stipulated Award or Consent Order recommending or granting expungment. In connection therewith and to the extent necessary to the obtain an expungment order, FMFG will also acknowledge and consent to findings that, after further investigation, its information, claim, or allegation is factually impossible or clearly erroneous; that Mr. Kurylak was not involved in the alleged investment-related sales practice violation, forgery, theft, misappropriation, or conversion of funds; or the claim, allegation, or information is false.

     5. Upon the Effective Date, Philip D'Ambrisi shall enter into an employment agreement on mutually agreeable terms to serve as Chief Operating Officer of Montauk, which agreement shall include negative and restrictive covenants for the period commencing on the date of employment and terminating one year after termination of employment for any reason.

     6. Upon the purchase of the Convertible Debenture or Convertible Preferred Stock, the Okun Parties shall designate four nominees to Montauk's board of directors including Mr. Rogers who shall all thereupon take office.

     7. Subsequent to the purchase of the Convertible Debenture or Convertible Preferred Stock under paragraph 2, all of the independent members of Montauk's board of directors shall either resign from the board or agree not to stand for reelection at Montauk's next annual meeting of shareholders.

     8. Upon the Effective Date, the lease between Water View and Montauk shall be deemed void ab initio.

     9. Montauk shall agree to conduct a shareholders' meeting for the election of the Class II and Class III directors in a timely manner after the purchase of the Debenture or Convertible Preferred Stock under paragraph 2. The nominees for directors shall include Mr. Okun's nominees and such other nominees as determined by the board on or after the Effective Date.

Mr. Edward H. Okun
May 8, 2007
Page 6


    10. For a period of five (5) years after the Effective Date, Montauk shall agree to indemnify and hold harmless any and all former officers and directors of Montauk against any claims or liabilities arising out of their positions with Montauk, the execution of this Agreement or any other related matters arising during their affiliation with Montauk, to the extent they would otherwise be entitled to indemnification under Montauk's Certificate of Incorporation and By-Laws, as amended to date.

    11. Due to the confidential nature of this transaction, no party shall make any announcement or disclosure regarding the transaction without the prior consent of the others, unless and except as required by applicable law. Notwithstanding this Paragraph 11, the Okun Parties acknowledge and agree that Montauk may be required to disclose in a public announcement and to file with the Securities and Exchange Commission any material terms and conditions of this Agreement and otherwise make proper disclosure under federal and state securities laws, and consents to the same, subject to timely review by and consultation with the Okun Parties. Upon the execution of this Agreement, Montauk and the Okun parties may issue a mutually approved press release. Thereafter the parties each agree that they will not make public statements regarding the transactions contemplated by this Agreement without first consulting the other party with a view toward issuing joint public statements, except to the extent required by law.

     12. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. The Parties (a) agree that any legal suit, action or proceeding arising out of or relating to the agreement shall be instituted exclusively in New Jersey State Superior Court, County of Monmouth, or in the United States District Court for the District of New Jersey, (b) waives any objection which any Party may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the jurisdiction of the New Jersey State Superior Court, County of Monmouth and the United States District Court for the District of New Jersey in any such suit, action or procedure.

Mr. Edward H. Okun
May 8, 2007
Page 7


     13. Upon the Effective Date, the actions (the "Actions") pending in (i) the Superior Court of the State of New Jersey, Chancery Division, Monmouth County Docket No. C-07-07 entitled First Montauk Financial Corp., against Edward H. Okun, et al; (ii) the United States District Court, District of New Jersey, Civil Action No. 07cv00725, entitled FMFG Ownership, Inc. against Victor Kurylak, et al; and (iii) the United States District Court, Southern District of Florida, Case No. 07-20482-Civ, entitled FMFG Ownership, Inc. against Victor Kurylak, shall be dismissed with prejudice and the parties shall exchange general releases.

          a. The parties shall use their best efforts and take all action reasonably necessary to cause the action against Mr. Kurylak to be expunged from his record with the CRD.

     14. This Agreement and the general releases shall be subject to approval of the federal and state courts in which the Actions are pending, as well as federal, state and self regulatory bodies as required; and negotiation, execution and delivery of all documents necessary to effectuate the transaction. Upon receipt of all necessary approvals, this Agreement shall be deemed fully effective (the "Effective Date"). The parties agree to proceed in good faith to take all such actions as are required to receive necessary court approvals and negotiate, execute and deliver the required documentation. If one or more of the courts in which the Actions are pending, do not approve this Agreement or fail to rule thereon prior to August 31, 2007, this Agreement shall terminate ab initio.

     15. Until the purchase of the Convertible Debenture and Convertible Preferred Stock under paragraph 2, neither the Okun Parties nor Montauk shall purchase or sell, or agree directly or indirectly to purchase or sell, any securities of Montauk.

     16. The Okun Parties and Montauk shall bear their own costs and expenses (including expenses of representatives) incurred in connection with this transaction. Montauk expenses shall include the costs of indemnification of officers and directors. The Okun parties shall not request legal fees in the derivative action pending in the United States District Court, District of New Jersey, Civil Action No. 07cv00725.




                    [Signatures appear on the following page]

Mr. Edward H. Okun
May 8, 2007
Page 8


         We look forward to concluding this transaction as promptly as practicable. I would appreciate your countersigning this letter where indicated as constituting your concurrence with the intent expressed herein. This letter of intent may be executed in multiple counterparts which when taken together shall be an original.

                                    Very truly yours,

Dated: May 8, 2007                  FIRST MONTAUK FINANCIAL CORP.


                                    By: /s/ Victor K. Kurylak
                                        ---------------------------------
                                    Name:  Victor K. Kurylak
                                    Title: President

CONCURRED IN AND ACCEPTED AS OF MAY 8, 2007.


                                    /s/ Edward H. Okun
                                    ------------------------------------
                                    EDWARD H. OKUN

                                    Dated: May 8, 2007


                                    INVESTMENT PROPERTIES OF AMERICA, LLC

                                    By:      IPofA Fund Manager, LLC, Manager


                                    By: /s/ Edward H. Okun
                                    ------------------------------------
                                    Edward H. Okun, Manager

                                    Dated: May 8, 2007


                                    IPofA WATER VIEW, LLC

                                    By:      IPofA Fund Manager, LLC, Manager


                                    By: /s/ Edward H. Okun
                                    ------------------------------------
                                    Edward H. Okun, Manager

                                    Dated: May 8, 2007
                                         [Signatures appear on the
                                         following page]

Mr. Edward H. Okun
May 8, 2007
Page 9


                                    FMFG ACQUISITION, INC.


                                    By: /s/ Edward H. Okun
                                    -------------------------------------
                                    Edward H. Okun, President

                                    Dated: May 8, 2007


                                    FMFG OWNERSHIP I, INC.


                                    By: /s/ Edward H. Okun
                                    --------------------------------------
                                    Edward H. Okun, President

                                   Dated: May 8, 2007


                                   FMFG ACQUISITION OWNERSHIP II, INC.


                                   By: /s/ Edward H. Okun
                                   ---------------------------------------
                                   Edward H. Okun, President

                                   Dated: May 8, 2007


                                   /s/ Victor Kurylak
                                   ------------------------------------------
                                   VICTOR KURYLAK

                                   Dated: May 8, 2007


                                   /s/ Ward R. Jones, Jr.
                                   ------------------------------------------
                                   WARD R. JONES, JR.

                                   Dated: May 8, 2007


                                   /s/ Barry Shapiro
                                   ------------------------------------------
                                   BARRY SHAPIRO

                                   Dated: May 8, 2007

                    [Signatures appear on the following page]

Mr. Edward H. Okun
May 8, 2007
Page 10


                                   /s/ David I. Portman
                                   ------------------------------------------
                                   DAVID I. PORTMAN

                                   Dated: May 8, 2007


                                   /s/ Mindy Horowitz
                                   ------------------------------------------
                                   MINDY HOROWITZ

                                   Dated: May 8, 2007


                                   Louis J. Rogers,
                                   with respect to paragraph 3 only



                                   /s/ Louis J. Rogers
                                   -----------------------------------------
                                   Louis J. Rogers

                                   Dated: May 8, 2007